UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 12, 2012, Intermec, Inc. (“we,” “our” or “the company”) committed to a business restructuring plan intended to reduce our cost structure. We issued a press release on the same date announcing the restructuring activities described in this Item 2.05 of this Current Report. Affected employees will be notified beginning the same day.

The restructuring plan is intended to bring the company’s cost structure in line with our current and anticipated needs, and will principally affect our general and administrative, and support functions. We expect that the plan will lower costs and improve profitability, and is primarily focused on North America and Europe. The plan is expected to result in savings on an annualized basis of approximately $19 million to $21 million when fully implemented. We will begin to realize savings from these actions in the third quarter of 2012. The savings directly related to this restructuring plan in the second half of 2012 are expected to be approximately $7 million to $8 million.

This plan will be implemented over the remainder of 2012, with most of the reductions occurring during the second and third quarters. This plan will reduce our workforce of about 2,300 employees worldwide by approximately 170 employees. Our Vocollect subsidiary will not be directly affected by the restructuring plan.

Total restructuring costs are expected to be in a pre-tax range of $8 million to $9 million, including employee termination costs of approximately $7 million to $8 million and other transitional costs of approximately $1 million. We expect to record approximately $6 million to $7 million of this restructuring charge in the second quarter of 2012, and expect the remainder will be recorded in the third and fourth quarters. We anticipate that all of the severance related and periodic transitional costs will be cash expenditures.

Item 7.01	Regulation FD Disclosure.

Press Release

The Press Release relating to our restructuring plan announced on June 12, 2012, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

Statements made in this filing and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: the potential financial or other benefits to be realized from this plan of restructuring, the amount or timing of such benefits, our management succession, our view of our financial or business prospects for the future, our view of general economic and market conditions, our sales, revenue, expense, earnings or financial outlook for any quarterly period of 2012, the full-year of 2012, the current period or any other period, our impairment analysis for goodwill and long-lived assets, our deferred tax valuation allowances, the applicability and results of accounting policies and analyses used in our financial reporting, the necessity to update information in our periodic or other required reports, our cost reduction plans, and our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, and the potential benefits resulting from acquired businesses. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, on our website at www.intermec.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Intermec, Inc. on June 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: June 12, 2012	By:	/s/ Robert J. Driessnack
Robert J. Driessnack
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Intermec, Inc. on June 12, 2012.